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                                                                     EXHIBIT 4.3

                            Form of Stock Certificate

                              [Face of Certificate]

COMMON STOCK                                                        COMMON STOCK

   Number                                                              Shares

                                   [CNT Logo]
                           Computer Network Technology
              INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

                                             See reverse for certain definitions
                                                       CUSIP 204925 10 1

THIS CERTIFIES THAT

is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF COMPUTER NETWORK TECHNOLOGY CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     WITNESS the facsimile signature of the Corporation's duly authorized officer.

Dated:

  /s/ Gregory T. Barnum                             /s/ Thomas G. Hudson

GREGORY T. BARNUM                                             THOMAS G. HUDSON
VICE PRESIDENT OF FINANCE,                  PRESIDENT, CHIEF EXECUTIVE OFFICER
CHIEF FINANCIAL OFFICER AND SECRETARY                AND CHAIRMAN OF THE BOARD


                    ----------------------------------------
                         COUNTERSIGNED AND REGISTERED:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                          TRANSFER AGENT AND REGISTRAR
                    By
                              AUTHORIZED SIGNATURE
                    ----------------------------------------
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                            [Reverse of Certificate]

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Computer Network Technology Corporation and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, dated as of July 24, 1998 (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of Computer Network Technology Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificate and will no longer be evidenced by this certificate. Computer Network Technology Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefore. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Peron (as defined the Rights Agreement) may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

-------------------------------------------------------------------------------
TEN COM - as tenants in common      UNIF GIFT MIN ACT-__________ Custodian
                                                        (Cust)
                                    _________ under uniform Gifts to Minors Act
                                     (Minor)
                                    ______________________
                                           (State)
-------------------------------------------------------------------------------
TEN ENT - as tenants by the
          entireties
-------------------------------------------------------------------------------
J TEN - as joint tenants with
        right of survivorship
        and not as tenants in
        common
-------------------------------------------------------------------------------

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE



_______________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

_____________________________________________________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________
Attorney to transfer the said stock on the Books of the within-named Corporation with full power of substitution in the premises.

Dated                            _______________________________________________

                                 _______________________________________________


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                               [Reverse Continued]

               NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
                       NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

The Corporation is authorized to issue shares of two classes, Common Stock and Preferred Stock. The Board of Directors has authority to create and authorize the issuance of any number of series of Preferred Stock and to fix the relative rights and preferences of any such series. The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined.